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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 22, 2003
                                                        ------------------



                             R. G. BARRY CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Ohio                         1-8769                       31-4362899
------------------            ----------------              -------------------
 (State or other              (Commission File                (IRS Employer
 jurisdiction of                   Number)                  Identification No.)
 incorporation)

               13405 Yarmouth Road N.W., Pickerington, Ohio 43147
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (614) 864-6400
                       ----------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                           ---------------------------
                         (Former name or former address,
                          if changed since last report)


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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On December 22, 2003, RGB Technology, Inc., a subsidiary of R.G. Barry Corporation and formerly known as Vesture Corporation ("RGB Technology"), settled the pending patent litigation involving RGB Technology, Inc., Thermal Solutions, Inc. and CookTek, LLC. R. G. Barry Corporation had previously reported that RGB Technology was involved in a patent infringement lawsuit relating to its MICROCORE pizza delivery systems. The terms of the settlement are confidential, but the settlement resolves all areas of dispute between the parties and concludes the pending litigation. As a part of this settlement, RGB Technology, Inc. will make payments of $143,612.76 on or before each of January 31, 2004, and June 30, 2004.

         On June 18, 2003, RGB Technology, Inc. sold substantially all of its assets to a corporation organized by its CEO. As part of the transaction, the buyer of the assets, now known as "Vesture Corporation," agreed to pay to RGB Technology, Inc. a royalty on its net sales through 2007 at varying royalty rates ranging from 10% to 4% on annual sales in excess of $4.5 million. In connection with the settlement of the pending litigation involving the MICROCORE pizza delivery systems, RGB Technology, Inc. will now receive a royalty equal to 5% of Vesture Corporation's net sales through 2007 in excess of $500,000 in each year, but excluding Vesture Corporation's sales of products that utilize the patents involved in the settled litigation.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b)       Not applicable.

         (c)      Exhibits.

                  None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                R. G. BARRY CORPORATION



Dated: January 8, 2004          By:  /s/ Daniel D. Viren
                                    -------------------------------------------
                                     Daniel D. Viren
                                     Senior Vice President - Finance, Chief
                                     Financial Officer, Secretary and Treasurer


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